Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2004 (except Note 17 as to which the date is May 13, 2004), in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Targacept, Inc. dated May 14, 2004.

        Ernst & Young LLP

Greensboro, North Carolina

May 14, 2004

The forgoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 17 to the financial statements.

/s/    Ernst & Young LLP

Greensboro, North Carolina

May 14, 2004